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                                                                     EXHIBIT 4.3


                             DIGI INTERNATIONAL INC.
                          EMPLOYEE STOCK PURCHASE PLAN


         1. PURPOSE AND SCOPE OF PLAN. The purpose of this Digi International Inc. Employee Stock Purchase Plan (the "Plan") is to provide the employees of Digi International Inc. (the "Company") with an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

         2. DEFINITIONS.

         2.1. The terms defined in this section are used (and capitalized) elsewhere in this Plan:

                  (a) "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as defined in Sections 424(e) and 424(f) of the Code or any successor provision, and whose participation in the Plan has been approved by the Board of Directors.

                  (b) "Board Of Directors" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (d) "Committee" means three or more Disinterested Persons designated by the Board of Directors to administer the Plan under
         Section 13.

                  (e) "Common Stock" means the common stock, par value $.01 per share (as such par value may be adjusted from time to time), of the Company.

                  (f) "Company" means Digi International Inc.

                  (g) "Compensation" means the gross cash compensation (including wage, salary, commission, bonus, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment.

                  (h) "Disinterested Persons" means a member of the Board of Directors who is considered a disinterested person within the meaning of Exchange Act Rule 16b-3 or any successor definition.





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                  (i) "Eligible Employee" means any employee of the Company or an Affiliate who has been employed for at least 90 days and whose customary employment is at least 20 hours per week; provided, however, that "Eligible Employee" shall not include any person who would be deemed for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

                  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  (k) "Fair Market Value" of a share of Common Stock as of any date means, if the Company's Common Stock is listed on a national securities exchange or traded in the national market system, the mean between the high and low sale prices for such Common Stock on such exchange or market on said date, or, if no sale has been made on such exchange or market on said date, on A-1 the last preceding day on which any sale shall have been made. If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, however, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.

                  (l) "Participant" means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.

                  (m) "Plan" means this Digi International Inc. Employee Stock Purchase Plan, as amended from time to time.

                  (n) "Purchase Period" means each quarter of the Company's fiscal year. The first Purchase Period will be the quarter that starts April 1, 1996 and ends June 30, 1996.

                  (o) "Recordkeeping Account" means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

         3. SCOPE OF THE PLAN. Shares of Common Stock may be sold by the Company to Eligible Employees commencing April 1, 1996, as hereinafter provided, but not more than 1,250,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be acquired shares having the status of any combination of authorized but unissued shares, newly issued shares, or treasury shares.

         4. ELIGIBILITY AND PARTICIPATION. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such





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Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Company before the first day of such Purchase Period that authorizes regular payroll deductions from Compensation beginning with the first payday in such Purchase Period and continuing until the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

         5. AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.

         5.1. Subject to the provisions of the Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the number of shares of Common Stock (including fractional shares) that can be purchased at the price specified in Section 5.2 with the entire credit balance in the Participant's Recordkeeping Account; provided, however, that the Fair Market Value (determined on the first day of any Purchase Period) of shares of Common Stock that may be purchased by a Participant during such Purchase Period shall not exceed the excess, if any, of (i) $25,000 over (ii) the Fair Market Value (determined on the first day of the relevant Purchase Period) of shares of Common Stock previously acquired by the Participant in any prior Purchase Period during such calendar year. Notwithstanding the foregoing, no Eligible Employee shall be granted an option to acquire shares of Common Stock under this Plan which permits the Eligible Employee's rights to purchase shares of Common Stock under this Plan and all employee stock purchase plans of the Company and the Affiliates to accrue at a rate which exceeds $25,000 of Fair A-2 Market Value (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, however, each Participant shall be allocated at a ratable portion of the maximum number of shares of Common Stock which may be sold.

         5.2. The purchase price of each share of Common Stock sold pursuant to this Plan will be the lesser of (a) or (b) below: (a) 85% of the Fair Market Value of such share on the first day of the Purchase Period. (b) 85% of the Fair Market Value of such share on the last day of the Purchase Period.

         6. METHOD OF PARTICIPATION.

         6.1. The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the first day of a Purchase Period will be the date of the offering of such shares.

         6.2. Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by the Committee. An Eligible Employee may elect to have any whole percent of Compensation





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withheld, but not exceeding ten percent (10%) per pay period. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the first day of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from this Plan, modifies his or her authorization, or terminates his or her employment with the Company, as hereinafter provided.

         6.3. Any Eligible Employee who does not make a timely election as provided in Section 6.2, shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

         7. RECORDKEEPING ACCOUNT.

         7.1. The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 will be credited to such Recordkeeping Accounts on each payday.

         7.2. No interest will be credited to a Participant's Recordkeeping Account.

         7.3. The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of the Company.

         7.4. A Participant may not make any separate cash payment into the Recordkeeping Account.

         8. RIGHT TO ADJUST PARTICIPATION OR TO WITHDRAW.

         8.1. A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation or to adjust the amount of such deductions. Upon either of such actions, future payroll deductions with respect to such Participant shall cease or be adjusted in accordance with the Participant's direction. A-3

         8.2. Any Participant who stops payroll deductions may not thereafter resume payroll deductions during such Purchase Period.

         8.3. At any time before the end of a Purchase Period, any Participant may also withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant's Recordkeeping Account will be paid to the Participant, without interest, in cash within 15 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

         8.4. Notification of a Participant's election to adjust or terminate deductions, or to withdraw from the Plan, shall be made by the filing of an appropriate notice to such effect with the Company.





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         9. TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated for any reason, including death, disability, or retirement, the entire balance in the Participant's Recordkeeping Account will be applied to the purchase of shares as provided in Section 10.1 as of the last day of the Purchase Period in which the Participant's employment terminated; except that if such Participant so requests prior to the last day of such Purchase Period, the Company shall refund in cash within 15 days all amounts credited to his or her Recordkeeping Account.

         10. PURCHASE OF SHARES.

         10.1. As of the last day of the Purchase Period, the entire credit balance in each Participant's Recordkeeping Account will be used to purchase shares (including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with the Company in advance of that date (which either elects to purchase a specified number of shares which is less than the number described above or elects to receive the entire credit balance in cash). Any amount in a Participant's Recordkeeping Account that is not used to purchase shares pursuant to this
Section 10.1 will be refunded to the Participant.

         10.2. Shares of Common Stock acquired by each Participant shall be held in a general account maintained for the benefit of all Participants.

         10.3. Certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her only upon request of the Participant or his or her representative directed to the Company. No Certificates for fractional shares will be issued. Instead, Participants will receive a cash distribution representing any fractional shares.

         10.4. Dividends with respect to a Participant's shares held in the general account will, at the election of the Participant, either be paid to the Participant in cash or reinvested in additional shares of Common Stock. If a Participant fails to make such an election, all dividends with respect to the Participant's shares held in the general account will automatically be reinvested to purchase additional shares of Common Stock.

         10.5. Each Participant will be entitled to vote all shares held for the benefit of such Participant in the general account.

         11. RIGHTS AS A STOCKHOLDER. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) either the shares have been credited to his or her account or certificates have been issued to him or her, both as provided in Section 10. A-4

         12. RIGHTS NOT TRANSFERABLE. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged,



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assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

         13. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

         14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares available but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

         15. REGISTRATION OF CERTIFICATES. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form.

         16. AMENDMENT OF PLAN. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required by Section 19.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

         17. EFFECTIVE DATE OF PLAN. This Plan shall consist of an offering commencing April 1, 1996, and ending June 30, 1996, and continuing on a quarterly basis thereafter. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all Participants. Upon termination of this Plan, shares of Common Stock shall be issued to Participants in accordance with Section 10, and cash, if any, remaining in the Participant's Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

         18. GOVERNMENTAL REGULATIONS AND LISTING. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the




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authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration A-5 statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to a national securities exchange or a national market system, covering the shares of Common Stock under the Plan upon official notice of issuance.

         19. MISCELLANEOUS.

         19.1. This Plan shall be submitted for approval by the stockholders of the Company prior to June 30, 1996. If not so approved prior to such date, this Plan shall terminate on June 30, 1996.

         19.2. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

         19.3. Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

         19.4. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

         19.5. Delivery of shares of Common Stock or of cash pursuant to this Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.